UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2010 (May 18, 2010)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Avenue, Suite 700, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
          The Company held its Annual Meeting of Shareholders on May 18, 2010. At the Annual Meeting, there were present in person or by proxy 57,190,489 shares of the Company’s common stock, representing approximately 93.15% of the total outstanding eligible votes. The proposals considered at the Annual Meeting were voted on as follows:
1.	The following individuals were elected to serve as Class 2 directors for three-year terms or until their successors have been elected and take office.

		Votes Cast Against
	Votes Cast in Favor	or Withheld	Broker Non-Votes

Edwin B. Morris, III	49,217,352	955,778	7,017,359
John Knox Singleton	49,214,938	958,192	7,017,359
Roger O. West	49,350,182	822,948	7,017,359
          The following Class 1 and Class 3 directors continued in office following the meeting:

Term Expires
David R. Emery	2011
Batey M. Gresham, Jr.	2011
Dan S. Wilford	2011
Charles Raymond Fernandez, M.D.	2012
Errol L. Biggs, Ph. D.	2012
Bruce D. Sullivan	2012
2.	The shareholders ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions/Non-Votes
56,968,869	126,964	94,656

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: May 20, 2010